Exhibit 32.2


                                  Certification

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of Valence Technology, Inc. (the "Company") does hereby certify with respect to the Annual Report of the Company on Form 10-K/A for the period ended March 31, 2005 (the "Report") that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operation of the Company.



      Date: June 22, 2005                 By:      /s/ Stephan B. Godevais
                                                   -----------------------------
                                          Name:    Stephan B. Godevais
                                          Title:   Chief Executive Officer,
                                                   President and Chairman of the
                                                   Board

      Date: June 22, 2005                 By:      /s/ Kevin W. Mischnick
                                                   -----------------------------
                                          Name:    Kevin W. Mischnick
                                          Title:   Principal Financial Officer

      The foregoing  certification  is being furnished solely pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.